Fourth Quarter 2017 Investor Presentation March 6, 2017

We make forward-looking statements in this presentation that are subject to risks and uncertainties.  These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives.  When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements.  Statements regarding the following subjects, among others, may be forward- looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us.  You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business."  If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made.  New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us.  Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1 Safe Harbor Statement

Fourth Quarter 2017 WMC Earnings Call Presenters Lisa Meyer Chief Financial Officer & Treasurer Jennifer W. Murphy Chief Executive Officer & President Anup Agarwal Chief Investment Officer 2

3 Overview of Western Asset Mortgage Capital Corporation Western Asset Mortgage Capital Corporation (“WMC”) is a public REIT that benefits from the leading fixed income management capabilities of Western Asset Management Company One of the largest U.S. fixed income asset managers with AUM of $442 billion(1) Structured Product AUM of $67.3 billion, of which $33.9 billion is invested in Agency RMBS and $33.4 billion in Non-Agency RMBS, CMBS, and ABS (1) Senior investment team members have worked together for approximately 12 years Extensive mortgage investing track record Publicly traded diversified mortgage REIT positioned to capture attractive current and long-term investment opportunities in the mortgage market Completed Initial Public Offering in May 2012 Please refer to page 17 for footnote disclosures.

4 Corporate Overview ▪ WMC is a diversified mortgage finance REIT supported by the deep investment experience of the morgage and asset backed investment and risk management teams of Western Asset Management Company ("Western Asset"), a leading global fixed income manager. ▪ Western Asset's depth and breadth of fixed income expertise, comprehensive platform, and global institutional relationships provide WMC key advantages: * Best-in-class portfolio and risk management capabilities; * Access to investment opportunities and financing relationship and terms reflective of Western Asset's global platform with over $400 billion AUM; * Operational excellence and efficiencies; and * Highest standards of financial reporting, disclosure and transparency. ▪ WMC has built a diversified portfolio of residential and commercial assets including MBS and whole loans with the objective of generating strong total returns with stable book value. ▪ WMC has paid a consistent dividend for 6 quarters, reflecting a philosophy of delivering a sustainable dividend that is not dilutive to book value.

5 Please refer to page 17 for footnote disclosures. Fourth Quarter Financial Highlights ▪ December 31, 2017 book value per share of $11.15(2), net of fourth quarter common dividend of $0.31 per share declared on December 21, 2017. ▪ GAAP net income of $21.4 million, or $0.51 per basic and diluted share. ▪ Core earnings plus drop income of $13.0 million(4), or $0.31 per basic and diluted share. ▪ Economic return on book value was 5.3%(3) for the quarter. ▪ 1.79%(6) annualized net interest margin on our investment portfolio. ▪ Issued $115.0 million aggregate principal amount of 6.75% convertible senior unsecured notes, which included the underwriter’s $15.0 million over-allotment. ▪ 7.2x leverage as of December 31, 2017 (7.5x leverage when adjusted for net TBA positions). ▪ Acquired $254 million in target assets, including $196 million credit sensitive assets. ▪ Repurchased 125,722 common shares at an average price of $9.80 per share.

6 Please refer to page 17 for footnote disclosures. Full Year 2017 Financial Highlights ▪ Full year book value per common share increased by $0.88 per share to $11.15, net of annual dividends. ▪ Maintained a consistent $0.31 per share quarterly common dividend throughout 2017 for total annual common dividends of $1.24 per share. ▪ GAAP net income of $85.1 million, or $2.03 per basic and diluted share. ▪ Core earnings plus drop income of $50.2 million, or $1.20 per basic and diluted share. ▪ Economic return on book value was 20.6% for the year. ▪ 2.06% annualized net interest margin. ▪ Repositioned our investment portfolio: • Acquired $1.8 billion in Agency CMBS and $403 million credit sensitive assets. • Reduced Agency RMBS exposure by $622 million and legacy Non-Agency exposure by $246 million. ▪ Restructured our hedge positions, reducing our swap related interest expense by 48% year- over year. ▪ Recorded total expenses of $17.8 million, a year-over-year decrease of $3.5 million or 16.3%.

Recent Performance 7 (3) (4) Please refer to page 17 for footnote disclosures. The repositioning of our portfolio that began in early 2017 enabled us to provide our shareholders with an attractive dividend that is supported by sustainable core earnings as well as appreciation in the value of our portfolio. Economic Return 6.0 4.0 2.0 0.0 Q1 2017 Q2 2017 Q3 2017 Q4 2017 4.8% 4.8% 5.2% 5.3% Book Value Per Share 12.0 10.0 8.0 6.0 4.0 2.0 0.0 3/31/17 6/30/2017 9/30/2017 12/31/2017 $10.45 $10.64 $10.88 $11.15 Dividend Per Share $0.35 $0.30 $0.25 $0.20 $0.15 $0.10 $0.05 $0.00 Q1 2017 Q2 2017 Q3 2017 Q4 2017 0.31 0.31 0.31 0.31 Core Earnings Plus Drop Income Per Share $0.40 $0.35 $0.30 $0.25 $0.20 $0.15 $0.10 $0.05 $0.00 Q1 2017 Q2 2017 Q3 2017 Q4 2017 0.25 0.32 0.32 0.31

8 Fourth Quarter Portfolio Income Attribution(10) Please refer to page 17 for footnote disclosures. Portfolio income(5) was $27.8 million for the quarter ended December 31, 2017. For the 3 Months Ended December 31, 2017 (In millions except per share data) Agency CMBS Agency RMBS Non-Agency CMBS Non-Agency RMBS Residential Whole- Loans Residential Bridge Loans Other Securities Securitized Commercial Loan Total Interest Income $ 15.5 $ 5.4 $ 6.2 1.3 $ 2.2 $ 1.5 $ 2.6 $ 0.3 $ 35.0 Interest expense(7) (8.5) (3.2) (1.3) (0.4) (1.8) (1.0) (0.5) — (16.7) Net swap interest expense (8) (1.4) (0.3) (0.1) — — — — — (1.8) Net Interest Income 5.6 1.9 4.8 0.9 0.4 0.5 2.1 0.3 16.5 Realized gain/(loss) — — (0.3) — — — 0.3 — — Unrealized gain/ (loss) (5.6) (5.0) (1.9) (0.6) 0.7 0.6 5.2 — (6.6) Gain (loss) on derivatives (15) 16.0 3.8 1.0 0.1 — — 0.1 — 21.0 OTTI(9) — (0.4) (2.5) — — — (0.2) — (3.1) Portfolio Income $ 16.0 $ 0.3 $ 1.1 $ 0.4 $ 1.1 $ 1.1 $ 7.5 $ 0.3 $ 27.8 BV Per Share Increase (Decrease) $ 0.38 $ 0.01 $ 0.03 $ 0.01 $ 0.02 $ 0.03 $ 0.18 $ 0.01 $ 0.67 Per Share Beginning book value $ 10.88 Portfolio Income(5) 0.67 Operating expenses and G&A (0.10) Dividend (0.31) Provision for Taxes (0.05) Convertible senior notes (equity portion) 0.06 Ending book value $ 11.15

Full Year Portfolio Income Attribution[10]

Portfolio income[5] was $106.4 million for the year ended December 31, 2017.

For the Year Ended December 31, 2017 (In millions except per share data)

	Agency CMBS	Agency RMBS	Non-Agency CMBS	Non-Agency RMBS	Residential Whole-Loans	Residential Bridge Loans	Other Securities	Securitized Commercial Loan	Total
Interest Income	$ 40.8	$ 26.2	$ 27.5	6.2	$ 8.5	$ 4.5	$ 11.3	$ 1.3	$ 126.3
Interest expense[7]	(18.1)	(11.3)	(6.0)	(1.9)	(6.0)	(2.2)	(1.8)	(0.2)	(47.4)
Net swap interest expense [8]	(7.1)	(4.6)	(1.0)	(1.3)	—	—	(0.1)	—	(14.1)
Net Interest Income	15.6	10.3	20.5	3.0	2.5	2.3	9.4	1.1	64.7
Realized gain/(loss)	—	(2.5)	0.7	22.2	—	—	0.1	—	20.5
Unrealized gain/ (loss)	6.4	7.2	13.5	(13.0)	0.7	0.6	14.0	0.5	29.9
Gain (loss) on derivatives [15]	7.5	4.8	1.0	1.4	—	—	0.1	—	14.8
OTTI[9]	(0.1)	(6.3)	(15.1)	—	—	—	(2.0)	—	(23.5)
Portfolio Income	**$ 29.4**	**$ 13.5**	**$ 20.6**	**$ 13.6**	**$ 3.2**	**$ 2.9**	**$ 21.6**	**$ 1.6**	**$ 106.4**
BV Per Share Increase (Decrease)	**$ 0.70**	**$ 0.32**	**$ 0.49**	**$ 0.32**	**$ 0.08**	**$ 0.07**	**$ 0.52**	**$ 0.04**	**$ 2.54**

	Per Share
Beginning book value	**$ 10.27**
Portfolio Income[5]	2.55
Operating expenses and G&A	(0.42)
Dividend	(1.24)
Provision for Taxes	(0.07)
Convertible senior notes (equity portion)	0.06
Ending book value	**$ 11.15**

Please refer to page 17 for footnote disclosures.

9

Western Asset Mortgage Capital Corp.

10 Portfolio Composition Total Investment Portfolio, at fair value ($ in millions) December 31, 2017 Agency RMBS $ 698 Agency CMBS 2,161 Non-Agency RMBS 99 Non-Agency CMBS 279 Residential Whole-Loans 237 Residential Bridge Loans(14) 107 Other Investments(10) 147 Total $ 3,728 Agency & Non-Agency CMBSAgency RMBS Non-Agency RMBS, Whole-loans &CRT Securities Select Sector Categories Agency RMBS Agency CMBS Non-Agency RMBS Non-Agency CMBS Residential Whole-Loans Residential Bridge Loans Other Investments 19% 58% 3%7% 6% 3%4% Non-Agency RMBS Residential Whole-loans CRT and Other Securities 19.5% 67.6% 12.9% Low Loan Balance Low Loan Balance Modified Pools MHA/HARP High LTV Other 34.6% 54.0% 6.6% 4.8% Legacy CMBS New Issue & CRE Mezzanine Agency CMBS 4.6%6.8% 88.6% (16) (10) Please refer to page 17 for footnote disclosures. (19)

Portfolio Financing ($ in millions) December 31, 2017 Repurchase Agreements Outstanding Amounts Interest Rate Remaining Days to Maturity Agency RMBS $ 665.9 1.62% 61 Agency CMBS 2,035.2 1.53% 53 Non-Agency RMBS 46.5 2.76% 41 Non-Agency CMBS 154.3 2.98% 40 Whole-Loans and Securitized Commercial Loan 189.3 3.66% 8 Residential Bridge Loans 100.2 4.05% 59 Other Securities (12) 60.3 2.94% 23 Total $ 3,251.7 1.86% 51 11 n Master repurchase agreements with 28 counterparties n Outstanding borrowings with 16 counterparties n Capacity in excess of our current needs Please refer to page 17 for footnote disclosures. Financing Summary

12 Fixed Pay Interest Rate Swaps ($ in millions – as of December 31, 2017) Maturity Notional Amount Avg. Fixed Pay Rate Avg. Floating Receive Rate Average Maturity (Years) Greater than 1 year and less than 3 years 600.0 1.6% 0.9% 1.8 Greater than 3 years and less than 5 years 960.0 2.0% 0.9% 4.3 Greater than 5 years 1,692.2 2.5% 0.9% 10.5 Total $ 3,252.2 2.2% 0.9% 7.1 Hedging Summary Please refer to page 17 for footnote disclosures. Our net fixed pay interest rate swap(13) position is $3.3 billion. (13) Our interest rate swaps are comprised of: n $1.7 billion notional value of pay-fixed interest rate swaps, and n $1.5 billion forward starting swap (approximately 4.0 months forward), which has a maturity of April 27, 2028.

n Net Duration of Agency RMBS Pools and Agency CMBS portfolio: Negative 0.27 years 13 Duration as of December 31, 2017 Agency Holdings Key Rate Duration Contribution Total 6-Months 2-Year 5-Year 10-Year 20-Year 30-Year Agency RMBS 1.11 0.04 0.13 0.25 0.38 0.25 0.06 Agency CMBS 4.31 0.01 0.04 0.79 3.36 0.11 — Swaps and Futures (5.69) 0.13 (0.91) (0.83) (3.79) (0.29) — Total (0.27) 0.18 (0.74) 0.21 (0.05) 0.07 0.06 Please refer to page 17 for footnote disclosures.

14 ▪ U.S growth and inflation may rise with fiscal stimulus. ▪ Central banks are becoming less accommodative. ▪ Spread sectors should outperform but margins are thin for some sectors. ▪ Consumer and housing fundamentals remain at historically attractive levels. ▪ We expect elevated volatility in the near-term due to U.S. policy uncertainties and global political developments. ▪ Global economies are expected continue to experience improving growth from subdued levels. 2017 Macroeconomic Outlook Base case is for steady economic growth, where spread sectors are likely to outperform.

▪ Residential Whole-loans continue to perform in-line with our expectations. * We will continue to increase our holdings of bridge residential and commercial loans as opportunities arise. ▪ Re-performing loans provide attractive risk adjusted returns from a well-functioning securitization market and we expect to continue to invest in this sector. ▪ Commercial mezzanine loan opportunities continue to offer attractive risk-reward opportunities. ▪ Agency CMBS offers more attractive relative value than Agency RMBS. ▪ Securitized prime jumbo mortgages offer attractive value as convexity is priced in. Portfolio View Credit sensitive mortgage sectors have performed relatively well and are expected to continue to offer attractive returns. We remain constructive on Agency CMBS spreads. 15

Target Investment Opportunities Residential Bridge Loans ▪ Strategic partnerships with seasoned originators. ▪ Short-term non owner occupied single or multi-unit residences. ▪ Attractive unlevered net yield of 7-8%. ▪ Average loan sizes approximately $250,000. ▪ Target loan to value of 85% based on as is appraised value. Agency CMBS Single asset single borrower commercial loans ▪ Invest in deals where our manager drives deal structure and covenants ▪ Attractive yields of Libor plus 600-800 bps ▪ Target floating rate assets and short term deals Reperforming Loans ▪ Mortgages that were previously delinquent, but are now “re-performing” because payments on the mortgages have become current with or without the use of a loan modification ▪ See significant loan sales coming from Fannie Mae and Freddie Mac, as well as legacy holders ▪ Target loans with improved updated loan-to-value ratios, significant repayment history, and strong updated credit scores Commercial Real Estate Mezzanine ▪ Multifamily residential loans guaranteed by Fannie Mae and Freddie Mac ▪ Outstanding balance of more than $400 billion with annual issuance in excess of $40 billion. ▪ Prepayment protection in the form of defeasance, yield maintenance or points. ▪ Interest only securities receive the prepayment penalties. ▪ Principal bearing bonds have soft bullet and tight window for principal payment. 16

17 (1) As of December 31, 2017 (2) Reflects the $0.31 dividend declared on December 21, 2017 and paid on January 26, 2018. (3) Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. (4) Core earnings is a non-GAAP measures which includes the cost of interest rate swaps, interest income on IOs and IIOs classified as derivatives, net interest income on foreign currency swaps and total return swaps. Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings. Drop income was approximately $0.2 million for the three months ended December 31, 2017. (5) Non-GAAP measure which includes net interest margin (as defined in footnote 6), realized and unrealized gains or losses in the portfolio and other than temporary impairment. (6) Non-GAAP measures which include interest income, interest expense, the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives, foreign currency swaps and total return swap, and are weighted averages for the quarter ended December 31, 2017. (7) Convertible senior notes interest expense has been allocated based on deployment of proceeds during the quarter ended December 31, 2017. (8) Net interest rate swaps interest expense have been allocated based on average duration contribution. (9) Includes other than temporary impairment on IO's and IIO's accounted for as derivatives. (10) Other investments include ABS, GSE Credit Risk Transfer securities and a securitized commercial loan. (11) Portfolio income attribution uses total income defined as the sum of net interest income, realized gain, unrealized gain and other than temporary impairment. (12) Other securities includes ABS and GSE Credit Risk Transfer securities. (13) While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. (14) The bridge loans are carried at amortized costs as of the quarters ended March 31, 2017, June 30, 2017 and Septembers 30, 2017 since we did not elect the fair value option for these loans. For the bridge loans acquired subsequent to October, 25, 2017, we elected the fair value option to be consistent with the accounting of other investments. Accordingly, the carrying amount of the bridge loans as of December 31, 2017 includes $64.5 million of residential bridge loans carried at fair value and $42.1 million of residential bridge loans carried at amortized costs. (15) Gain (loss) on derivative instruments, net (excluding cost of hedging) has been allocated based average duration contribution. (16) Other includes low WALA and investor loans. (17) Non-GAAP measures which include interest expense, the cost of interest rate swaps, foreign currency swaps, and are weighted averages for the quarter ended December 31, 2017. (18) Non-GAAP measures consisting of interest income on the investment portfolio, including IOs and IOs classified as derivatives and are weighted average for the quarter ended December 31, 2017. (19) Lower loan balance pools generally consist of loans below $150,000. Footnotes

Appendix

19 Book Value Roll Forward Please refer to page 17 for footnote disclosures. Book value increased by 2.5% and 8.6% during the fourth quarter and twelve month- ended 2017, respectively. Q4 2017 FY 2017 Amounts ($ in millions) Per Share Amounts ($ in millions) Per Share Beginning Book Value $ 456.0 $ 10.88 $ 430.5 $ 10.27 Convertible senior notes (equity portion) 2.7 0.06 2.7 0.06 Repurchase of common stock (1.2) N/A (1.2) N/A Common Dividend (13.0) (0.31) (51.9) (1.24) 444.5 10.63 380.1 9.09 Portfolio Income Net Interest Margin 16.7 0.40 64.8 1.55 Net realized gain (loss) on investments and derivatives 28.6 0.69 (116.4) (2.79) Net unrealized gain (loss) on investments and derivatives (14.5) (0.35) 181.5 4.34 Other than temporary impairment (3.0) (0.07) (23.5) (0.56) Net Portfolio Income 27.8 0.67 106.4 2.54 Operating expense (2.5) (0.06) (10.5) (0.25) General and administrative (excludes stock- based compensation) (1.6) (0.04) (6.5) (0.15) Income tax benefit (provision) (2.2) (0.05) (3.5) (0.08) Book Value at December 31, 2017 $ 466.0 $ 11.15 $ 466.0 $ 11.15

20 Agency Portfolio ($ in millions) Principal Balance Amortized Costs Fair Value Net WeightedAverage Coupon Agency CMBS $ 2,145.1 $ 2,147.3 $ 2,154.8 2.9% Agency CMBS IOs and IIOs N/A — 5.8 0.5% Agency RMBS 20-Year, 30-Year and 40-Year 641.0 669.9 672.2 3.9% Agency RMBS IOs and IIOs N/A 14.8 25.9 2.9% Total $ 2,786.2 $ 2,832.0 $ 2,858.6 3.0% Portfolio Composition as of December 31, 2017 Agency CMBS 75.3% Agency RMBS 40-Year mortgage 13.2% Agency RMBS 30-Year mortgage 8.5% Agency RMBS 20-Year mortgage 1.9% Agency RMBS IO & IIO 0.9% Agency CMBS IO & IIO 0.2%

21 Credit Sensitive Portfolio ($ in millions) Principal Balance Amortized Costs Fair Value Net WeightedAverage Coupon Non-Agency RMBS $ 119.7 $ 85.5 $ 90.8 3.8% Non-Agency RMBS IOs and IIOs N/A 8.7 8.7 0.9% Non-Agency CMBS 379.2 292.0 278.6 4.8% Residential Whole Loans 232.3 233.1 237.4 4.5% Residential Bridge Loans 105.9 106.2 107.4 8.6% Securitized Commercial Loan 24.8 24.8 24.9 9.0% Other Securities 86.3 110.1 122.1 7.8% $ 948.2 $ 860.4 $ 869.9 4.4% Portfolio Composition as of December 31, 2017 (Continued) Non-Agency RMBS: 10.4% Non-Agency RMBS IOs and IIOs: 1.0% Non-Agency CMBS: 32.0% Residential Whole Loans: 27.3% Residential Bridge Loans: 12.3% Securitized Commercial Loan: 2.9% Other Securities: 14.0%

22 Economic Return(1) Total Stock Return(2) QTD YTD 3 Years Ended 5/5/12 to 12/31/2017 QTD YTD 3 Years Ended 5/5/12 to 12/31/2017 5.3% 20.6% 8.8% 32.3% (2.0)% 11.1% 2.4% 26.3% WMC Returns as of December 31, 2017 (1) Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value. (2) Total Stock return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in stock price during the period and dividing by the beginning stock price.

Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com Contact Information